UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

Commission file numbers:

SunGard Capital Corp. 000-53653

SunGard Capital Corp. II 000-53654

SunGard Data Systems Inc. 1-12989

SunGard® Capital Corp.

SunGard® Capital Corp. II

SunGard® Data Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

680 East Swedesford Road Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 582-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Christopher Breakiron, age 47, was appointed to serve as Vice President and Chief Accounting Officer (principal accounting officer) of the registrants, effective as of February 1, 2014.

From 2008 to 2013, Mr. Breakiron was Senior Vice President and Chief Accounting Officer of Lender Processing Services, Inc. (LPS), a leading provider of mortgage processing services, settlement services, mortgage performance analytics and outsourcing services for financial institutions, mortgage companies and real estate professionals. From 2006 to 2008, Mr. Breakiron served as Senior Vice President of Financial Planning and Analysis for Fidelity National Information Services (FIS), a global provider of technology solutions, processing services and information-based services to the financial services industry. Before that, Mr. Breakiron worked as Senior Vice President and Controller of International Card Services for Certegy, Inc., a global payment services provider.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Capital Corp.
SunGard Capital Corp. II
SunGard Data Systems Inc.

February 3, 2014	By:	/s/ Charles J. Neral
		Name:	Charles J. Neral
		Title:	Senior Vice President-Finance and Chief Financial Officer